CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






           As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated November 22, 1996 included in the Global Payment Technologies, Inc. (formerly Coin Bill Validator, Inc.) Form 10-KSB for the year ended September 30, 1996 and all references to our Firm included in this Form S-8 registration statement.


                                              /s/ ARTHUR ANDERSEN LLP

                                              ARTHUR ANDERSEN LLP


June 27, 1997
Melville, New York